UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 25, 2010

DUNE ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32497	95-4737507
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

Two Shell Plaza, 777 Walker Street, Suite 2300, Houston, Texas 77002

Address of principal executive offices

Registrant’s telephone number: (713) 229-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 25, 2010, Dune Energy, Inc. (“we” or the “Company”) announced that it notified the NYSE Alternext US (the “Exchange”) of its intent to voluntarily withdraw the Company’s common stock from listing on the Exchange by filing a Form 25 with the Securities and Exchange Commission (“SEC”) on or about July 6, 2010. We anticipate that the Form 25 will become effective 10 days after the date of filing and, accordingly, expect that the last day of trading of our common stock on the Exchange will be on or about July 16, 2010.

It is our current intention to have our common stock quoted on the OTC Bulletin Board following its withdrawal from the Exchange. Toward this end, we have requested that Lazard Capital Market LLC timely make the necessary regulatory filings to enable it to publish bids and offers for our common stock on the OTC Bulletin Board. The OTC Bulletin Board is an electronic quotation system maintained by Financial Industry Regulatory Authority (FINRA) that displays real-time quotes, last sale prices and volume information for many over-the counter securities that are not listed on a national securities exchange. In the event our common stock is not accepted for quotation on the OTC Bulletin Board by the anticipated July 16th effective date of its withdrawal from the Exchange, such shares will trade and be accessible to investors on the Pink OTC Markets (formerly known as the Pink Sheets) upon such withdrawal. The Pink OTC Market is an electronic quotation system maintained by Pink OTC Markets Inc., a privately owned company not registered with the SEC.

Our officers determined to proceed with the voluntary withdrawal of the Company’s common stock pursuant to resolutions adopted by our board of directors on June 10, 2010, authorizing management to seek the withdrawal of the Company’s common stock from listing on the Exchange and its subsequent quotation on the OTC Bulletin Board at such time as they deem advisable and in the best interests of the stockholders.

Such authorization was based upon our inability to regain compliance with the Exchange’s continued listing standards consistent with, and within the timeframe allotted by, our Plan of Compliance submitted and accepted by the Exchange’s staff on or about March 24, 2010. As previously disclosed in our SEC filings, in December 2009 we received notice from the Exchange indicating that we did not comply with certain of the Exchange’s continued listing standards as set forth in Part 10 of the Exchange’s Company Guide. Specifically, the Exchange informed us that we were not in compliance with: (a) Section 1003(a)(i) of the Company Guide, because our stockholders’ equity is less than $2,000,000 and we had losses from continuing operations and net losses in two out of our three most recent fiscal years; (b) Section 1003(a)(ii) of the Company Guide, because our stockholders’ equity is less than $4,000,000 and we had losses from continuing operations and net losses in three out of our four most recent fiscal years; and (c) Section 1003(a)(iii) of the Company Guide, because our stockholders’ equity is less than $6,000,000 and we had losses from continuing operations and net losses in our five most recent fiscal years. Since June 15, 2010 (the end of the extended compliance period granted by the staff), our stock has been subject to being stricken from listing by the Exchange.

A copy of our press release announcing, among other things, our decision to voluntarily withdraw our common stock from listing on the Exchange is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

Exhibit	Name of Document

Exhibit 99.1	Press release dated June 25, 2010, announcing the Company’s decision to voluntarily withdraw its common stock from listing on the NYSE AMEX.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2010	DUNE ENERGY, INC.

	By:	/S/ JAMES A. WATT

	Name:	James A. Watt
	Title:	Chief Executive Officer

Exhibit Index

Exhibit	Name of Document

Exhibit 99.1	Press release dated June 25, 2010, announcing the Company’s decision to voluntarily withdraw its common stock from listing on the NYSE AMEX.

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